SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) January 22, 2009
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                                 FNB United Corp.
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             (Exact Name of Registrant as Specified in its Charter)


            North Carolina             0-13823             56-1456589
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      (State or Other Jurisdiction   (Commission File    (IRS Employer
          of Incorporation)             Number)         Identification No.)


          150 South Fayetteville Street, Asheboro, North Carolina 27203
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 626-8300
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b)
    under the  Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendment to Articles of Incorporation or Bylaws;
           Change in Fiscal Year.

     At the special meeting of shareholders of FNB United Corp. held on January 23, 2009, FNB United's shareholders adopted an amendment to Article IV of FNB United's articles of incorporation, as amended, to delete the restriction on voting rights on the corporation's already authorized, but unissued, 200,000 shares of preferred stock. A copy of the articles of amendment filed by FNB United Corp. with the Secretary of State of North Carolina in connection with this amendment is filed with this current report on Form 8-K as Exhibit 3.1.

Item 8.01.  Other Events.

Capital Purchase Program
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     On January 22, 2009,  FNB United Corp.  issued a press  release  announcing that it learned of its receiving preliminary approval from the U.S. Department of the Treasury ("DOT") of FNB United's application to participate in the DOT's Capital Purchase Program. Upon execution of the definitive agreements, the DOT will purchase from FNB United up to $54.3 million of cumulative perpetual preferred stock and a related warrant to purchase FNB United common stock. The anticipated sale of the shares of cumulative perpetual preferred stock and warrant is subject to standard closing conditions and the execution of definitive agreements with the DOT. The terms and conditions will conform to those provided by the DOT. At the special meeting of shareholders held on January 23, 2009, the FNB United shareholders voted in favor of amending FNB United's articles of incorporation to delete the restriction on voting rights on FNB United's authorized preferred stock. This amendment will permit FNB United to issue the shares of cumulative perpetual preferred stock in the Capital Purchase Program with the voting rights required by the DOT.

     The press release announcing the preliminary approval for participation by FNB United in the Capital Purchase Program is included as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Chairman of the Board
---------------------

     On January 22, 2009, the board of directors of FNB United Corp. elected James M. Campbell, Jr. to serve as its chairman, succeeding Michael C. Miller, who will continue to serve as president and chief executive officer of FNB United and its subsidiary bank, CommunityONE Bank, National Association. Mr. Campbell has been a director of FNB United since 1984. He was president and treasurer of Sew Special, Inc., a manufacturer of private label apparel, until his retirement in 2005. He currently serves as chairman of the board of trustees for Randolph Community College and as a member of the board of directors for Randolph Hospital, Inc. Under the corporation's bylaws, the chairman of the board is responsible for presiding over meetings of the board of directors and for such other tasks as may be assigned by the board.

Item 9.01.  Financial Statements and Exhibits.
Exhibits

3.1      Articles of Amendment

99.1     Press release issued by FNB United Corp. on January 22, 2009

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FNB UNITED CORP.


Date:  January 23, 2009                       By  /s/ R. Larry Campbell
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                                                 R. Larry Campbell
                                                 Executive Vice President
                                                 and Secretary